American Safety Insurance Holdings, Ltd.
Reports 199% Increase in First Quarter Earnings;
30% Increase in Insurance Earnings

HAMILTON, Bermuda, May, 12, 2004 - American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported earnings of $3.6 million or $0.49 per diluted share, from its insurance and real estate operations for the first quarter ended March 31, 2004, as compared to $1.2 million or $0.25 per diluted share for the first quarter of 2003, an increase of 199%.

First quarter net earnings were as follows (in thousands):

                                                     Quarter Ended                 Quarter Ended
                                                    March 31, 2004                 March 31, 2003

      Insurance Operations                                $2,111                        $1,628
      Real Estate Operations                               1,521                          (458)
      Other, including realized gains and
        (losses)                                              18                            50
      Net Earnings                                        $3,650                        $1,220
                                                           =====                         =====

Earnings for the first quarter of 2004 from insurance operations increased by 30% to $2.1 million from $1.6 million for the same period of 2003. The increase in earnings from insurance operations was due to strong underwriting results in the Company’s core environmental, excess and surplus, and program business lines. The increase in earnings from real estate operations was due to increased closings of condominiums units and boat slips at Harbour Village.

Total revenues for the first quarter of 2004 increased 69% to $50 million as compared to the same quarter of 2003 as a result of increased net premiums earned, investment income and real estate income. For the quarter, revenue from our insurance operations increased by 51% to $36 million from $24 million for the first quarter of 2003.

Net premiums earned for the first quarter of 2004 increased 50% to $34 million from the same quarter of 2003 due to increases in the Company’s core lines of business. Net cash flow generated from operations increased to $23 million for the first quarter of 2004 from $10 million in the same quarter of 2003.

The Company’s book value per share increased to $14.64 at March 31, 2004 from $13.80 at December 31, 2003. This increase in book value per share is due to the Company’s net earnings and an increase of $2.3 million in unrealized gains on fixed income investments during the first quarter of 2004. However, increases in market interest rates in April have offset unrealized gains on the Company’s fixed income investments.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said, “The first quarter of 2004 produced record results for American Safety Insurance, with strong growth in revenue, cash flow and net earnings. For the quarter, revenue from our insurance operations increased by 51% to $36 million and earnings from insurance operations increased by 30% to $2.1 million as compared to the same period of 2003. We expect to continue growing our insurance business in the current favorable market and obtain rate increases where possible. We also are pleased with the first quarter results from our real estate operations, which produced nearly $14 million in revenue and $1.5 million of earnings. We expect the Harbour Village real estate project to be substantially complete by the end of 2004 and will redeploy our invested capital to our insurance operations.” A conference call to discuss first quarter 2004 results is scheduled for Thursday, May 13, 2004 at 11:00 a.m. (Eastern Time), which will be broadcast through the Investor Broadcast Network’s Vcall website at www.vcall.com or the Company’s website at www.americansafetyinsurance.com. A replay will be available on the Company’s website. American Safety Insurance Holdings, Ltd. is a specialty insurance holding company which, through its subsidiaries, provides innovative insurance solutions in the alternative insurance market for environmental remediation, contracting and other specialty risks. Additional information about the Company can be found at www.americansafetyinsurance.com.

This press release contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including future insurance claims and losses, and the Company’s expectations with respect to the outcome of the Principal Management acquisition rescission litigation, and the future profitability and the value of the Harbour Village real estate development project. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various factors, including competitive conditions in the insurance industry, levels of new and renewal insurance business, unpredictable developments in loss trends, adequacy and changes in loss reserves, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, and changes in levels of general business activity and economic conditions. With respect to the development of the Harbour Village project, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, zoning, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips, and changes in local and national levels of general business activity and economic conditions. For additional factors, which could influence the results of the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:
American Safety Insurance Services, Inc.                          Cameron Associates
Fred J. Pinckney                                                  Kevin McGrath
Investor Relations/General Counsel                                (212) 245-4577
(770) 916-1908

American Safety Insurance Holdings, Ltd. and Subsidiaries

Financial and Operating Highlights

                                                                             Three Months Ended
                                                                                  March 31
                                                                          2004                2003
INCOME STATEMENT DATA:
Revenues:
     Direct and assumed premiums earned                                $ 55,424,433       $ 42,808,901
     Ceded premiums earned                                              (21,305,696)       (19,996,906)
         Net premiums earned                                             34,118,737         22,811,995
     Net investment income                                                2,071,112          1,219,743
     Net realized gains                                                      25,411            150,715
     Real estate income                                                  13,952,154          5,429,847
     Other income                                                            31,113             14,394
         Total revenues                                                $ 50,198,527       $ 29,626,694

Expenses:
     Losses and loss adjustment expenses                               $ 22,359,442       $ 12,816,638
     Acquisition expenses                                                 6,610,218          4,677,225
     Payroll and related expenses                                         2,623,376          2,221,912
     Real estate expenses                                                11,493,835          6,161,641
     Other expenses                                                       2,096,542          2,379,455
     Minority interest                                                      174,111             71,386
     Expense due to rescission                                               29,574             83,559
         Total expenses                                                $ 45,387,098         28,411,816
         Earnings before income taxes                                     4,811,429          1,214,878
Income taxes                                                              1,161,610             (5,475)
         Net earnings                                                   $ 3,649,819        $ 1,220,353
                                                                    ================== ===================

Net earnings per share:
     Basic                                                          $         0.53     $           0.26
                                                                    ================== ===================
     Diluted                                                        $         0.49     $           0.25
                                                                    ================== ===================
Average number of shares outstanding:
     Basic                                                                6,916,099          4,739,888
                                                                    ================== ===================
     Diluted                                                              7,408,663          4,796,772
                                                                    ================== ===================

GAAP combined ratio                                                           97.8%              95.2%

BALANCE SHEET DATA:                                                     March 31          December 31
                                                                          2004                2003

Total investments, excluding real estate                              $ 266,452,582      $ 222,418,972
Total assets                                                            558,160,818        514,259,644
Unpaid losses and loss adjustment expenses                              250,108,070        230,103,754
Total liabilities                                                       456,812,795        418,916,521
Total shareholders' equity                                              101,348,023         95,343,123

Book value per share                                                  $       14.64 $            13.80

                                                                           Harbour Village Development Status
                                                                         (000)s except references to Condo Units

                                                                    Phase 1                                    Phase 2
                                              ---------------------------------------------------- ---------------------------------
                                                                          Townhouses                     The             The
                                                              ------------------------------------
                                                   Marina            Oak                                Links           Links             Total
                                                   Condos          Hammock          Riverwalk           North           South             Condos          Boat Slips          Total
                                              ---------------------------------------------------- --------------------------------- ----------------- ----------------- -----------------

                  3/31/2004
-----------------------------------------------
Planned Number of Condo Units and Boat Slips           248                  18           28                 188             188               670              142               812

Condo Units and Boat Slips under Contract              248                  17           27                 181             168               641              142               783
Value of Pre-sale Contracts (Note 1)                62,892               7,931       10,479              46,178          47,070           174,550            13,082          187,632

Number of Buildings                                      8                   4            6                   4               4                26

Number of Closed Units                                 248                  17           26                 180              24               495              139               634

Number of Buildings Complete by Task
  Building Foundation                                    8                   4            6                   4               4
  Vertical Building Completed                            8                   4            6                   4               4
  Interior Finish Completed                              8                   4            6                   4               2
  Certificate of Occupancy Received                      8                   4            6                   4               2

              1st Quarter Actual
-----------------------------------------------
Units Closed                                             -                   2            1                   9              24                36                1                37

Revenue Recognized

  Condos and Boat Slips                                154               1,204          386               3,039           6,770           11,553            190               11,743
  Land Sales and Other Revenue                                                                                                                                                 2,209

    Total Revenue                                                                                                                                                             13,952

Gross Profit Recognized

  Condos and Boat Slips                                 76                  32           10                679            1,697             2,494            97                2,591

  Land Sales and Other Revenue                                                                                                                                                   856

    Total Gross Profit                                                                                                                                                         3,447

Other Expense (Income) Items                                                                                                                                                    (989)
Pre-Tax Profit                                                                                                                                                                 2,458

       Outlook For 2nd Quarter of 2004
-----------------------------------------------
Units Closed                                             -                   -             -                   2              50                52                -               52

Sales Value of Closed Units                              -                   -            -                 678            13,569            14,247              -            14,247

Revenue Recognized

  Condos and Boat Slips                                  -                   -            -                 658            13,162            13,820              -            13,820

  Land Sales and Other Revenue                                                                                                                                                   200

  Total Revenue                                                                                                                                                               14,020

Gross Profit Recognized

  Condos and Boat Slips                                  -                   -            -                 135              2,172             2,307             -             2,307

  Land Sales and Other Revenue                                                                                                                                                    74

    Total Gross Profit                                                                                                                                                         2,381

Other Expense (Income) Items                                                                                                                                                    (885)
Pre-Tax Profit                                                                                                                                                                 1,496

Note 1 - No assurance can be given that purchasers under binding pre-sale contracts with deposits will close each contemplated transaction .

Note 2 - Other includes net brokerage commissions, advertising, promotion, and other general and administrative costs. These items are not allocated to specific buildings.

The projected results contained above for unit closings, revenue, gross profit, fixed costs and pre-tax profit are forward looking statements. With respect to the Company’s development of the Harbour Village property, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips and changes in local and national levels of general business activity and economic conditions.